UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2013

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Annual Incentive Awards

On January 23, 2013, the Executive Compensation Committee (“Compensation Committee”) of the Board of Trustees of Colonial Properties Trust (the “Company”) determined the annual incentive award for 2012 for each of the current employees identified as the “named executive officers” of the Company (the “Named Executive Officers”) in the Company's proxy statement with respect to the 2012 annual meeting of shareholders.

The Compensation Committee approved the following annual incentive compensation awards to each of the following Named Executive Officers: Thomas H. Lowder - $892,842; Paul F. Earle - $566,953; John P. Rigrish - $175,226 and Bradley P. Sandidge - $174,392. As previously disclosed, on December 31, 2012, C. Reynolds Thompson, III resigned his positions as President and Chief Financial Officer on December 31, 2012. All Named Executive Officers receiving awards received their annual incentive awards in accordance with the terms of the 2012 annual incentive plan.

Pursuant to the terms of the annual incentive plan for 2012: (1) each Named Executive Officer who received an award will automatically receive the first 75% of his annual incentive award in time-vesting restricted common shares; and (2) each Named Executive Officer who received an award will receive the remaining 25% of his annual incentive award in cash unless he elects to receive any or all of such remaining 25% in restricted common shares of the Company. With respect to the remaining 25% of the approved 2012 incentive award, each Named Executive Officer who elects to receive between 25% and 50% of such remaining amount in restricted common shares will receive shares having a market value on the grant date equal to 125% of the amount that was elected to be received in restricted common shares (i.e., an additional 25% in restricted common shares), and each Named Executive Officer who elects to receive more than 50% of such remaining 25% in restricted common shares will receive shares having a market value on the grant date equal to 140% of the elected amount (i.e., an additional 40% in restricted common shares).

Accordingly, the following restricted common share grants were approved by the Compensation Committee on January 23, 2013 with respect to the 75% portion of the annual incentive award for each Named Executive Officer: Mr. Lowder -29,948 shares; Mr. Earle - 19,017 shares; Mr. Rigrish - 5,877 shares; and Mr. Sandidge - 5,849 shares. These restricted common share awards will vest in three equal annual installments beginning on the first anniversary of the grant date.

In addition, with respect to the remaining 25% of the approved 2012 incentive award: (1) each of Messrs. Lowder, Earle and Rigrish elected to receive the remaining 25% of his annual incentive award in the form of restricted common shares; and (2) Mr. Sandidge elected to receive the remaining 25% of his 2012 annual incentive award in cash. Thus, the following restricted common share grants also were approved by the Compensation Committee on January 23, 2013 in lieu of cash payments: Mr. Lowder -13,976 shares; Mr. Earle - 8,874 shares; and Mr. Rigrish - 2,743 shares. These restricted common share awards are subject to a three-year vesting period - 50% will vest on the first anniversary of the grant date and 25% will vest on each of the second and third anniversaries of the grant date.

In addition, on January 23, 2013, the Compensation Committee approved the following long-term incentive compensation option share awards and restricted common share awards for Messrs. Lowder, Earle, Rigrish and Brewer: Mr. Lowder - 45,553 option shares and 19,965 restricted common shares; Mr. Earle - 28,926 option shares and 12,678 restricted common shares; Mr. Rigrish - 8,940 option shares and 3,918 restricted common shares; and Mr. Sandidge -8,898 option shares and 3,900 restricted common shares. These restricted common share awards will vest in five equal annual installments beginning on the first anniversary of the grant date, and the option share awards will vest 100% on the third anniversary of the grant date.

Each of the awards identified above was granted under the Company's Amended 2008 Omnibus Incentive Plan, as amended (“Omnibus Plan”), and is evidenced by the form of share option agreement or restricted common share agreement, as applicable, approved by the Compensation Committee for grants under the Omnibus Plan.

2013 Annual Incentive Plan

On January 23, 2013, the Compensation Committee adopted an annual incentive plan for 2013 and set the specific performance goals and business criteria for the award of 2013 incentive payments to each of the Company's executive officers. Such incentives are expected to be paid in the first quarter of 2014. The intent of the performance goals and business criteria of this plan is to align the interests of the Company's executive management team with the interests of the Company's shareholders. The performance goals and business criteria for 2013 are based on the following:

•	The “total return” for the Company for the year (the “absolute performance measure”);

•	One-year “total return” for the Company as compared to an index of comparable real estate investment trusts, or REITs (a “relative performance measure”);

•	Two-year “total return” for the Company as compared to an index of comparable REITs (a “relative performance measure”); and

•	Three-year “total return” for the Company as compared to an index of comparable REITs (a “relative performance measure”).

For purposes of the 2013 annual incentive plan, “total return” is equal to the share price of the Company (or the companies in the index of comparable REITs, as the case may be) plus any dividends reinvested in the Company (or the companies in the index of comparable REITs, as the case may be) calculated based on reinvestment on the ex-dividend pay date.

The Company's absolute performance measure must be positive for the plan year for any payout to occur; however, (1) if the absolute performance measure is negative but the Company's total return is at least at the “median” level of performance when compared to the one-year “total return” relative performance measure, the Compensation Committee has discretion to pay up to 20% of the payout calculated based on the relative performance measures' results, and (2) if the absolute performance measure is positive and the Company's total return is at least at the “median” level of performance when compared to the one-year “total return” relative performance measure, the Compensation Committee has the discretion to increase the award amount up to 20% of the payout calculated based on the relative performance measures' results. In addition to this specific discretionary authority, the Compensation Committee retains discretion to adjust any payment that is otherwise under the terms of the 2013 annual incentive plan.

The first 75% of each annual incentive award will automatically be payable to the applicable participant in time-vesting restricted common share awards that will vest in three equal annual installments beginning on the first anniversary of the grant date. In addition, 50% of all shares received by a participant with respect to the first 75% of each annual incentive award (after the payment of taxes, including, if applicable by the forfeiture of shares) must be held by the participant for five years or until separation from the Company, including retirement, whichever occurs first.

With respect to the remaining 25% of his or her approved 2013 annual incentive award, each participant will receive such portion of his or her award in cash unless he or she elects to receive any or all of such remaining 25% in restricted common shares. Each participant who elects to receive between 25% and 50% of such remaining amount in restricted common shares will receive shares having a market value on the grant date equal to 125% of the amount elected to be received in restricted common shares (i.e., an additional 25% in restricted common shares), and each participant who elects to receive more than 50% of such remaining 25% in restricted common shares will receive shares having a market value on the grant date equal to 140% of the elected amount (i.e., an additional 40% in restricted common shares). These restricted common share awards are subject to a three-year vesting period - 50% will vest on the first anniversary of the grant date and 25% will vest on each of the second and third anniversaries of the grant date. In the event, however, that the Compensation Committee grants a discretionary annual incentive award to a participant and the absolute performance measure was negative, then the entire remaining 25% of the participant's annual incentive award will be payable by the Company solely in restricted common shares that will vest 100% on the third anniversary of the grant date.

The amounts actually payable to the participants are determined based upon whether Company performance meets the “threshold,” “median,” “target” or “maximum” level for the relative performance measures. For each relative performance measure, the “threshold” level is the 25th percentile, the “median” level is the 50th percentile, the “target” level is the 75th percentile and the “maximum” level is the 90th percentile. The relative performance measures are weighted equally, i.e., 33.33% of any payout is based on the one-year relative performance measure; 33.33% of any payout is based on the two-year relative performance measure, and 33.33% of any payout is based on the three-year relative performance measure. For the 2013 annual incentive plan, the performance payout thresholds were set as follows:

•
for the Chairman and Chief Executive Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 100% of base salary, the “target” level pays at a maximum of 200% of base salary, and the “maximum” level pays at a maximum of 300% of base salary;

•
for the Chief Operating Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 100% of base salary, the “target” level pays at a maximum of 150% of base salary, and the “maximum” level pays at a maximum of 225% of base salary; and

•
for the other executive officer participants, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 50% of base salary, the “target” level pays at a maximum of 100% of base salary, and the “maximum” level pays at a maximum of 150% of base salary.

Since the Company is a multifamily-focused REIT, the Compensation Committee adopted a peer group comprised solely of Multifamily REITs for purposes of calculating the relative performance measures under the 2013 annual incentive plan. The following peer group was selected by the Compensation Committee for calculating the relative performance measures:

Apartment Investment & Management Company
Associated Estates Realty Corporation
Avalon Bay Communities, Inc.
BRE Properties, Inc.
Camden Property Trust
Equity Residential
Essex Property Trust, Inc.
Home Properties, Inc.
Mid-America Apartment Communities, Inc.
Post Properties, Inc.
UDR, Inc.

For 2013, the Compensation Committee determined that long-term incentive compensation for the participants would continue to be provided through a combination of share options and restricted common share awards. Amounts awarded are expected to equal 100% of each participant's actual annual incentive award for the year (if any) in an equal split between option shares (which will vest 100% on the third anniversary of the grant date) and restricted common shares (which will vest in five equal annual installments beginning on the first anniversary of the grant date and will be subject to a five-year holding period (or until separation from the Company, including retirement, whichever occurs first)). All shares issued under the 2013 annual incentive plan and options or restricted common shares issued as long-term incentive awards are expected to be issued under the Omnibus Plan.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: January 29, 2013	By: /s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: January 29, 2013	By: /s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary